UNTED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

bowmo, Inc.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11 bowmo, Inc.

99 Wall Street, Suite 891, New York, N.Y. 1005

(212) 398-0002

INFORMATION STATEMENT

May 8, 2024

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF BOWMO, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

IN LIEU OF STOCKHOLDER MEETING

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of bowmo, Inc., a Wyoming corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company: This Information Statement is being made available to the holders of record of the outstanding shares of Common Stock, as of the close of business on April 17, 2024 (the “Record Date”).

The purpose of this Information Statement is to advise the Company’s stockholders that, on April 17, 2024, in accordance with Section 17-16-704 of the Wyoming Business Corporation Act (the “WBCA”), the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company as of the Record Date (the “Consenting Stockholders”) approved the following corporate action:

(1)	Increase of the number of authorized shares of Common Stock from Three Hundred Fifty Million (350,000,000) to Three Billion (3,000,000,000) (the “Authorized Share Increase”).

The consents that we have received approving the Authorized Share Increase constitute the only stockholder approval required under the WBCA, our Articles of Incorporation, and our Bylaws. Accordingly, the Authorized Share Increase will not be submitted to the other stockholders of the Company for a vote.

The accompanying Information Statement, which describes the Authorized Share Reduction in more detail, is being furnished to all of our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders of record at the close of business on the Record Date are entitled to receive this Information Statement.

Pursuant to Rule 14c-2 of the Exchange Act, the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders of record.

This Information Statement will be mailed on or about May 8, 2024, to our stockholders of record as of the Record Date.

The accompanying Information Statement shall be considered the notice required under the WBCA.

Attached hereto for your review is an Information Statement relating to the above-described actions. The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

/s/ Michael Lakshin
Michael Lakshin
Chairman of the Board/President

May 8, 2024
New York, New York

bowmo, Inc.

99 Wall Street, Suite 891, New York, N.Y. 1005

(212) 398-0002

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

IN LIEU OF STOCKHOLDER MEETING

GENERAL INFORMATION

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS OR APPRAISAL RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

To the Company’s Stockholders:

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (our “Common Stock”), of bowmo, Inc., a Wyoming corporation (the “Company”; “we”; “us”; “our”; or, similar terminology). The mailing date of this Information Statement is on or about May 8, 2024. This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of the actions we are taking pursuant to a written consent executed by stockholders representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On April 17, 2024, the record date for determining the identity of stockholders who are entitled to receive this Information Statement (the “Record Date”), we had (a) 122,519,687 shares of Common Stock issued and outstanding, (b) 3,381,520 shares of Series A Preferred Stock issued and outstanding, (c) 5,000 shares of Series B Preferred Stock issued and outstanding, (d) 5,000,000 shares of Series C Preferred Stock issued and outstanding, (e) 125,000 shares of Series D Preferred Stock issued and outstanding, (f) 101 shares of Series F Preferred Stock issued and outstanding and (g) 1,000,000 shares of Series G Preferred Stock issued and outstanding.

Each share of the Common Stock entitles the holder to one vote per share; each share of Series A Preferred Stock entitles the holder to ten (10) votes; each share of Series B Preferred Stock entitles the holder to 4,000 votes; each share of Series C Preferred Stock entitles the holder to 400 votes; the shares of Series D Preferred Stock have no voting rights; each share of Series F Preferred Stock entitles the holder to 2,235,446 votes; and the Series G Preferred entitles the holders thereof to vote together as a class with voting rights equal to seventy-eight percent (78%) of all of the issued and outstanding shares of the Common Stock on a fully-diluted basis. Thus, on the Record Date, the total voting capital stock issued and outstanding had a total voting power of 11,040,293,595 votes.

No vote or other consent of our stockholders is solicited in connection with this Information Statement. We are not asking you for a proxy and you are requested not to send us a proxy.

NOTICE IS HEREBY GIVEN that stockholders owning 54.879% of the voting power of our outstanding voting securities executed and delivered to the Board of Directors of the Company (the “Board”) a written consent dated April 17, 2024, in lieu of a special meeting of the stockholders of the Company (the “Written Consent”) approving the following action:

(1)	Increase of the number of authorized shares of Common Stock from Three Hundred Fifty Million (350,000,000) to Three Billion (3,000,000,000) (the “Authorized Share Increase”).

Because the Authorized Share Increase was approved by the written consent of stockholders with voting rights equal to 54.879% of the voting power our voting capital stock, no proxies are being solicited with this Information Statement. The Board has also approved the Authorized Share Increase.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of the State of Wyoming, the actions to be taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

The Board determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

The accompanying Information Statement, which describes the Authorized Share Increase in more detail, is being furnished to all of our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders of record at the close of business on the Record Date are entitled to receive this Information Statement.

An Amendment will be filed with the Secretary of State of the State of Wyoming to give effect to the Authorized Share Increase substantially in the form attached as Annex A to this Information Statement.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of this Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding capital stock.

What actions were taken by written consent?

Effective as of April 17, 2024, we obtained consent from holders of a majority of the voting capital stock of the Company approving the following corporate action:

(1)	Increase of the number of authorized shares of Common Stock from Three Hundred Fifty Million (350,000,000) to Three Billion (3,000,000,000) (the Authorized Share Increase).

How many eligible votes existed on the date of the consent?

On the date of the written consent, which is the Record Date and the date we received a copy of the consent of the holders of a majority of the voting power of capital stock, there existed a total of 11,040,293,595 eligible votes.

What vote was obtained to approve the Authorized Share Increase as described in this Information Statement?

We obtained the written consent in lieu of a meeting from the holders of 54.879% of the voting power of our stockholders (the “Consenting Stockholders”). Under the WBCA and the Articles of Incorporation, the affirmative vote of the stockholders holding at least a majority of the voting power of the Company entitled to vote constitutes the vote required to amend the Articles of Incorporation.

Who is entitled to notice?

Each holder of outstanding voting securities, as of the Record Date, will be entitled to notice of the actions. Stockholders as of the close of business on the Record Date that held in excess of fifty-one (51%) of the voting power of the Company’s outstanding shares of voting securities voted in favor of the Authorized Share Increase.

Is consent to action in lieu of a meeting authorized under Wyoming law?

The WBCA provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if a written consent thereto is signed by the stockholders holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

This Information Statement is being distributed to the Company’s stockholders as of the Record Date, pursuant to the requirements of Section 14(c) of the Exchange Act. The corporate actions described herein will be effective approximately 20 days after the mailing of this Information Statement.

Who is bearing the cost of mailing this Information Statement?

The entire cost of furnishing this Information Statement will be borne by the Company.

What will be the impact of the Authorized Share Increase on the outstanding shares of the Company’s common stock?

There will be no effect upon the issued shares of the Company’s common stock.

AUTHORIZATION OF AUTHORIZED SHARE INCREASE

On April 17, 2024, the Board recommended and the Consenting Stockholders approved, believing it to be in the best interests of the Company and its stockholders, to file an amendment to our Articles of Incorporation, to effect the Authorized Share Increase.

Purpose of the Increase in Capital Shares

The Company’s Board of Directors believes the Authorized Share Increase is necessary and advisable in order to maintain the Company’s financing and capital-raising ability. The Company’s authorized common stock would need to be increased to increase the number of shares of Company common stock available for issuance to investors who provide the Company with funding required to continue operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions which our Board of Directors may determine are in the best interests of the Company.

The Authorized Share Increase will not have any immediate effect on the rights of existing shareholders, but would have a dilutive effect on our existing shareholders when the additional shares are issued. This Authorized Share Increase and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the Company’s shareholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management’s use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent shareholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Company common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Authorized Share Increase be used as a type of anti-takeover device. Any additional authorized shares of common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Additional authorized shares will be available for issuance by the Board to honor stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of authorized common stock. The Company does not anticipate that it would seek authorization from the shareholders for issuance of any additional authorized shares unless required by applicable law or regulations.

The Authorized Share Increase will become effective upon the filing of the Amendment with the Wyoming Secretary of State. Information with respect to the filing of the Amendment and the Authorized Share Increase will be included in a Current Report on Form 8-K to be filed with the SEC.

Accounting Matters

The Authorized Share Increase will not have any effect on our balance sheet or on our overall financial condition.

DISSENTERS’ AND APPRAISAL RIGHTS

Neither Wyoming law, the Articles of Incorporation, nor our Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our equity securities as of April 17, 2024, by the following persons:

-	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of each class of our equity securities;

-	Each of our executive officers and directors; and

-	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from April 17, 2024, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from April 17, 2024.

The information provided herein is based upon a list of our shareholders and our records with respect to the ownership of warrants and options to purchase securities in our company. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights, or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of April 17, 2024, there were 122,519,687 shares of Common Stock issued and outstanding, (b) 3,381,520 shares of Series A Preferred Stock issued and outstanding, (c) 5,000 shares of Series B Preferred Stock issued and outstanding, (d) 5,000,000 shares of Series C Preferred Stock issued and outstanding, (e) 125,000 shares of Series D Preferred Stock issued and outstanding, (f) 101 shares of Series F Preferred Stock issued and outstanding and (g) 1,000,000 shares of Series G Preferred Stock issued and outstanding.

Name of Beneficial Owner	Class of Stock(1)	# of Shares of Class Owned	% of Ownership of Class	# of Eligible Votes on Record Date
Eddie Aizman	Common Stock	0	0%	0
	Series G Preferred Stock	558,000	55.80%
Michael Lakshin	Common Stock	0	0%	0
	Series G Preferred Stock	442,000	44.20%
Conrad Huss	Common Stock	0	0%	0
	Series C Preferred Stock	1,000,000	100%	2,000,000,000
	Series F Preferred Stock	101	100%	225,780,046

(1)	The Company’s outstanding preferred stock is comprised of: Series AA and Super Convertible Preferred Stock, no shares outstanding on the Record Date; Series A Convertible Preferred Stock, each share is entitled to 10 votes, 3,381,520 shares outstanding on the Record Date; Series B Convertible Preferred Stock, each share is entitled to 4,000 votes, 5,000 shares outstanding on the Record Date; Series C Convertible Preferred Stock, each share is entitled to 400 votes, 5,000,000 shares outstanding on the Record Date; Series D Convertible Preferred Stock has no voting rights, 125,000 shares outstanding on the Record Date; Series E Convertible Preferred Stock has no voting rights, no shares outstanding on the Record Date; Series F Convertible Preferred Stock, each share is entitled to 2,235,446 votes, 101 shares outstanding on the Record Date; Series G Convertible Preferred Stock, the holders of Series G Convertible Preferred Stock have that number of votes which equals 78% of the total issued and outstanding shares of common stock on a fully diluted basis, 1,000,000 shares outstanding on the Record Date.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single Information Statement to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Information Statement may have been sent to multiple stockholders in your household. If you prefer to receive separate copies of the Information Statement either now or in the future, please contact our Corporate Secretary either by calling (212) 398-0002 or by mailing a request to Attn: Corporate Secretary, 99 Wall Street, Suite 891, New York, N.Y. 1005. Upon written or oral request to the Corporate Secretary, the Company will promptly provide a separate copy of the Information Statement. In addition, stockholders at a shared address who receive multiple copies of the Information Statement may request to receive a single Information Statement in the future in the same manner as described above.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. The Commission maintains a web site on the Internet (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”).

The Company will make available a copy of the documents we file with the Commission as soon as reasonably practicable after filing these materials with the Commission. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website.

By Order of the Board of Directors

/s/ Michael Lakshin
Michael Lakshin
Chairman of the Board/President

May 8, 2024

New York, New York

ANNEX A

PROFIT CORPORATION

ARTICLES OF AMENDMENT

BOWMO, INC.

bowmo, Inc., a Wyoming corporation (the “Corporation”), hereby certifies as follows:

1. The Articles of Incorporation are hereby amended to add the quoted language to Article 10 as follows:

“The authorized shares of Common Stock shall be Three Billion (3,000,000,000).”.

1.	This Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

2.	This Amendment was duly adopted on _______, 2024.

3.	This Amendment was adopted in accordance with W.S. 17-16-821 of the Business Corporation Act of the State of Wyoming by the Board of Directors of the Corporation by written consent in lieu of a meeting and in accordance with W.S. 17-16-704 of the Business Corporation Act of the State of Wyoming by affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon by written consent in lieu of a meeting.

IN WITNESS WHEREOF, the Corporation has caused Articles of Amendment to the Articles of Incorporation to be signed as of ________, 2024, by its Chairman of the Board and President, Michael Lakshin.

BOWMO, INC.

By:
Michael Lakshin
Chairman of the Board/President

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